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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS




To the Directors and Unitholders of
  Northwest Ethanol, LLC




We hereby consent to the use in this Registration Statement of Northwest Ethanol, LLC on Form SB-2 of our report dated November 12, 2001 and November 28, 2001 as to Note 4 appearing in the Prospectus, which is part of the Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

                                                    /s/ Plante & Moran LLP

                                                    PLANTE & MORAN, LLP
















Southfield, Michigan
November 30, 2001